EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Hi-Tech Pharmacal Co., Inc. (the Company) on Form S-8 (File No. 333-35425), Form S-8 (File No. 333-108473), and Form S-3 (File No. 333-107857) of our report, dated June 17, 2004, on our audits of the financial statements of the Company as of April 30, 2004 and 2003 and for each of the years in the three-year period ended April 30, 2004 which is included in this Annual Report on Form 10-K.

New York, New York

July 12, 2004